PRICING SUPPLEMENT NO. 7                                          Rule 424(b)(3)
DATED:  September 22, 1999                                    File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus  Supplement  dated August 9, 1999)


                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B




Principal Amount:  $20,000,000      Floating Rate Notes [  ]      Book Entry Notes [x]

Original Issue Date: 10/15/1999     Fixed Rate Notes [x]          Certificated Notes [  ]

Maturity Date: 10/15/2019           CUSIP#: 073928KX0

Option to Extend Maturity:          No      [x]
                                    Yes     [  ]   Final Maturity Date:


                                                Optional                Optional
                        Redemption             Repayment               Repayment
 Redeemable On           Price(s)               Date(s)                 Price(s)
 -------------           --------               -------                 --------
       *                   N/A                    N/A                     N/A

Applicable Only to Fixed Rate Notes:

Interest Rate: 8.00%

Interest Payment Dates:  **

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                              Maximum Interest Rate:

[  ]    Commercial Paper Rate                     Minimum Interest Rate:

[  ]    Federal Funds Rate                        Interest Reset Date(s):

[  ]    Treasury Rate                             Interest Reset Period:

[  ]    LIBOR Reuters                             Interest Payment Date(s):

[  ]    LIBOR Telerate

[  ]    Prime Rate

[  ]    CMT Rate

Initial Interest Rate:                            Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* Commencing October 15, 2000 and on the 15th of April and October thereafter, the Notes may be called in whole at the option of the Company on eight calendar days notice.

** Commencing April 15, 2000 and on April 15 and October 15, for each year until maturity or until the Notes are called.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.